Exhibit 4.1

AMENDED AND RESTATED SHAREHOLDERS RIGHTS AGREEMENT

This Amended and Restated Shareholders Rights Agreement (this “Agreement”) is made and entered into as of April 19, 2011, by and between Seaspan Corporation, a Marshall Islands corporation (the “Corporation”), and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

WHEREAS, the Corporation and the Rights Agent previously entered into that certain Shareholders Rights Agreement, dated as of August 8, 2005 (the “Original Rights Agreement”);

WHEREAS, pursuant to the terms of the Original Rights Agreement, the Board of Directors of the Corporation (the “Board”) has previously (a) authorized and declared a dividend of one right (the “Right”) for each share of the Corporation’s common shares, par value $.01 per share (the “Common Shares”) held of record as of the Close of Business (as hereinafter defined) on August 12, 2005 (the “Record Date”) and (b) authorized the issuance of one Right in respect of each share of Common Shares that shall become outstanding (i) at any time since the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined) or (ii) upon the exercise or conversion, prior to the earlier of the Redemption Date or the Final Expiration Date, of any option or other security exercisable for or convertible into shares of Common Shares, which option or other such security is outstanding on the Distribution Date;

WHEREAS, as modified in the Agreement, each Right now represents the right of the holder thereof to purchase one one-thousandth of a share of Series R Participating Preferred Stock (as such number may hereafter be adjusted pursuant to the provisions hereof), upon the terms and subject to the conditions set forth herein, having the rights, preferences and privileges set forth in the Statement of Designations of Series R Participating Preferred Stock, attached hereto as Exhibit A;

WHEREAS, in connection with the issuance of the Corporation’s Cumulative Preferred Shares—Series A, par value $0.01 (the “Series A”), the Corporation and the Rights Agent entered into Amendment No. 1 to the Original Rights Agreement, dated as of January 30, 2009 (the “Amendment”); and

WHEREAS, the Corporation and the Rights Agent now desire to amend and restate the Original Rights Agreement (as amended by the Amendment) in order to, among other things, incorporate the terms of the Amendment and to make certain additional modifications to the terms of the Original Rights Agreement (as amended by the Amendment).

NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Corporation and the Rights Agent hereby agree as follows:

1. Certain Definitions.

“Acquiring Person” shall mean any Person (other than an Excluded Person, but only to the extent set forth below in this definition) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Common Shares then outstanding, but shall not include the Corporation, any Subsidiary of the

Corporation or any employee benefit plan of the Corporation or of any Subsidiary of the Corporation, or any entity holding shares of Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall be deemed to be an Acquiring Person as the result of an acquisition of shares of Common Shares by the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by such Person to 20% or more of the shares of Common Shares of the Corporation then outstanding; provided, however, that a Person who (i) becomes the Beneficial Owner of 20% or more of the shares of Common Shares of the Corporation then outstanding by reason of share purchases by the Corporation and (ii) then after such share purchases by the Corporation, becomes the Beneficial Owner of any additional shares of Common Shares of the Corporation (other than pursuant to (A) a dividend or distribution paid or made by the Corporation on the outstanding shares of Common Shares in shares of Common Shares, (B) a split or subdivision of the outstanding shares of Common Shares or (C) with respect to Excluded Persons only, any present or future benefit plan or other compensatory plan, agreement or arrangement), such Person shall be deemed to be an Acquiring Person unless upon becoming the Beneficial Owner of such additional shares of Common Shares of the Corporation such Person does not beneficially own 20% or more of the shares of Common Shares of the Corporation then outstanding. Notwithstanding the foregoing: (i) if the Corporation’s Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined herein, has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of the shares of Common Shares that would otherwise cause such Person to be an “Acquiring Person,” as defined herein, or (B) such Person was aware of the extent of the shares of Common Shares it beneficially owned but had no actual knowledge of the consequences of such beneficial ownership under this Agreement) and without any intention of changing or influencing control of the Corporation, and if such Person divested or divests as promptly as practicable a sufficient number of shares of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined herein, then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement; (ii) if, as of the date hereof, any Person is the Beneficial Owner of 20% or more of the shares of Common Shares outstanding, such Person shall not be or become an “Acquiring Person,” as defined herein, unless and until such time as such Person shall become the Beneficial Owner of additional shares of Common Shares (other than pursuant to (A) a dividend or distribution paid or made by the Corporation on the outstanding shares of Common Shares in shares of Common Shares, (B) a split or subdivision of the outstanding shares of Common Shares or (C) with respect to Excluded Persons only, any present or future benefit plan or other compensatory plan, agreement or arrangement), unless, upon becoming the Beneficial Owner of such additional shares of Common Shares, such Person is not then the Beneficial Owner of 20% or more of the shares of Common Shares then outstanding; (iii) no Investor shall be deemed to be an “Acquiring Person” as a result of the transactions contemplated by the Stock Purchase Agreement, including the purchase by the Investors of the Series A, and any Common Shares, Series A or any other equity securities of the Corporation pursuant to the Investors’ preemptive rights under the Statement of Designation of the Series A and the issuance by the Corporation to the Investors of any Common Shares pursuant to the terms of the Series A, including upon the conversion of the Series A; provided, however, that any Common Shares held by the Investors prior to the date hereof and any Common Shares acquired by the Investors subsequent to the date hereof other than pursuant to the transactions contemplated by the Stock Purchase Agreement shall be considered as Beneficially Owned by such Investors in determining whether such Investor shall, subject to the terms of the immediately preceding sentence and to clauses (i), (ii) and (iv) of this sentence, constitute an Acquiring Person under the Agreement; and, provided, further, that the provisions set forth in this clause (iii) only apply to the Investors acquiring securities under the Stock Purchase Agreement and such provisions are not transferable other than to Affiliates of the Investors; and (iv) no Excluded Person shall be deemed to be an “Acquiring Person” so long as all Excluded Persons, together with all Affiliates and Associates of such Excluded Persons (other than the Corporation and its Subsidiaries), collectively are the Beneficial Owners of not more than 30% of the Common Shares then outstanding, it being understood that (A) all exceptions to becoming an “Acquiring Person” set forth in this definition shall apply to Excluded Persons (and for purposes of this clause (iv) only, with references in the immediately preceding sentence and in this sentence to 20% being deemed to be 30% with respect to the collective Excluded Persons as applicable), (B) no Person shall become an Excluded Person as a result of acquiring Common Shares from an Excluded Person and (C) subject to subclause (A) above, if the Excluded Persons, together with all Affiliates and Associates of such Excluded Persons (other than the Corporation and its Subsidiaries), collectively become the Beneficial Owners of more than 30% of the Common Shares then outstanding, each Excluded Person shall be deemed to be an “Acquiring Person.”

“Adjustment fraction” shall have the meaning set forth in Section 11(a)(i) hereof.

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

“Agreement” shall have the meaning set forth in the preamble.

“Amendment” shall have the meaning set forth in the recitals.

A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” and have “Beneficial Ownership” of any securities:

(i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 thereunder (or any comparable or successor law or regulation);

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions or both) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed pursuant to this subsection (ii)(A) to be the Beneficial Owner of, or to beneficially own, (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) securities which a Person or any of such Person’s Affiliates or Associates may be deemed to have the right to acquire pursuant to any merger or other acquisition agreement between the Corporation and such Person (or one or more of its Affiliates or Associates) if such agreement has been approved by the Board of Directors of the Corporation prior to there being an Acquiring Person, (3) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event; or (4) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Sections 3(a), 11(i) or 22 of this Agreement; (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this subsection (ii)(B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or (C) the right to the underlying economic benefits or value associated with such securities, whether or not any voting or control rights have been deliberately disclaimed or removed, including, without limitation, pursuant to any hedge, swap, derivative or similar transaction; or

(iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to subsection (ii)(B) above) or disposing of any securities of the Corporation;

provided, however, that in no case shall an officer or director of the Corporation be deemed (x) the Beneficial Owner of any securities beneficially owned by another officer or director of the Corporation solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Corporation or (y) the Beneficial Owner of securities held of record by the trustee of any employee benefit plan of the Corporation or any Subsidiary of the Corporation for the benefit of any employee of the Corporation or any Subsidiary of the Corporation, other than the officer or director, by reason of any influence that such officer or director may have over the voting of the securities held in the plan.

For all purposes of this Agreement, the phrase “then outstanding,” when used with reference to the percentage of the then outstanding securities Beneficially Owned by a Person, shall mean the number of securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to Beneficially Own hereunder.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

“Close of Business” on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

“Common Shares” shall have the meaning set forth in the recitals. Common Shares when used with reference to any Person other than the Corporation shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

“Common Shares Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Corporation” shall have the meaning set forth in the preamble, subject to the terms of Section 13(a)(iii)(C) hereof.

“Current Per Share Market Price” of any security (a “Security” for purposes of this definition), for all computations other than those made pursuant to Section 11(a)(iii) hereof, shall mean the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Per Share Market Price of any Security on any date shall be deemed to be the average of the daily closing prices per share of such Security for the ten (10) consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Current Per Share Market Price of the Security is determined during a period following the announcement by the issuer of such Security of (i) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares or (ii) any subdivision, combination or reclassification of such Security, and prior to the expiration of the applicable thirty (30) Trading Day or ten (10) Trading Day period, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last sale price or, if such last sale price is not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Corporation. If on any such date no market maker is making a market in the Security, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Corporation shall be used. If the Preferred Shares are not publicly traded, the Current Per Share Market Price of the Preferred Shares shall be conclusively deemed to be the Current Per Share Market Price of the shares of Common Shares as determined pursuant to this definition, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof, multiplied by 1000. If the Security is not publicly held or so listed or traded, Current Per Share Market Price shall mean the fair value per share as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

“Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Distribution Date” shall mean the earlier of (i) the Close of Business on the tenth day after the Shares Acquisition Date or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Corporation’s Board of Directors) after the date that a tender or exchange offer by any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation, or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-4(a) of the General Rules and Regulations (or any successor rule) under the Exchange Act, if, assuming the successful consummation thereof, such Person would be an Acquiring Person. Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of (i) the execution and delivery of the Stock Purchase Agreement, (ii) the consummation of the transactions contemplated by the Stock Purchase Agreement or (iii) the amendment and restatement of the Original Rights Agreement.

“Equivalent Shares” shall mean Preferred Shares and any other class or series of capital stock of the Corporation which is entitled to the same or more favorable rights, privileges and preferences as the Preferred Shares.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

“Excluded Person” shall mean each Person described in the definition of the term “Washington Family” and any Person (other than the Corporation and any directors or officers thereof acting in their capacities as such and not individually) who enters into a shareholders agreement, proxy or similar agreement with a member of the Washington Family, whether or not in writing, regarding the voting of Common Shares for as long as such agreement is in place.

“Exercise Price” shall have the meaning set forth in Section 4(a) hereof.

“Expiration Date” shall mean the earliest to occur of: (i) the Close of Business on the Final Expiration Date, (ii) the Redemption Date, or (iii) the time at which the Board of Directors orders the exchange of the Rights as provided in Section 24 hereof.

“Final Expiration Date” shall mean August 8, 2015.

“Investors” shall collectively refer to Deep Water Holdings, LLC, Tiger Container Shipping Co. Ltd, CopperLion Capital (KRW) I Limited Partnership and CopperLion Capital (KLW) I Limited Partnership, the purchasers of the Series A; provided, however that for purposes of this Agreement reference is made to the fact that subsequent to the acquisition of shares of Series A pursuant to the Stock Purchase Agreement, CopperLion Capital (KRW) I Limited Partnership and CopperLion Capital (KLW) I Limited Partnership transferred its respective shares of Series A to the Kyle Roy Washington Trust II under agreement dated March 15, 1999 and the Kevin Lee Washington Trust II under agreement dated March 15, 1999 (the “Trusts”) and the Trusts shall be deemed to be Investors and CopperLion Capital (KRW) I Limited Partnership and CopperLion Capital (KLW) I Limited Partnership shall no longer be deemed to be Investors.

“Nasdaq” shall mean the National Association of Securities Dealers, Inc. Automated Quotations System.

“Original Rights Agreement” shall have the meaning set forth in the recitals.

“Person” shall mean any individual, trust, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Post-Event Transferee” shall have the meaning set forth in Section 7(e) hereof.

“Preferred Shares” shall mean shares of Series R Participating Preferred Stock, $0.01 par value, of the Corporation.

“Pre-Event Transferee” shall have the meaning set forth in Section 7(e) hereof.

“Principal Party” shall have the meaning set forth in Section 13(b) hereof.

“Record Date” shall have the meaning set forth in the recitals.

“Redemption Date” shall have the meaning set forth in Section 23(a) hereof.

“Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

“Right” shall have the meaning set forth in the recitals.

“Rights Agent” shall mean American Stock Transfer & Trust Company, LLC, or its successor or replacement as provided in Sections 19 and 21 hereof.

“Rights Certificate” shall mean a certificate substantially in the form attached hereto as Exhibit B.

“Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Section 13 Event” shall mean any event described in clause (i), (ii) or (iii) of Section 13(a) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series A” shall have the meaning set forth in the recitals.

“Shares Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Corporation or an Acquiring Person that an Acquiring Person has become such; provided that, if such Person is determined not to have become an Acquiring Person as defined herein, then no Shares Acquisition Date shall be deemed to have occurred. Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred as a result of (i) the execution and delivery of the Stock Purchase Agreement, (ii) the consummation of the transactions contemplated by the Stock Purchase Agreement or (iii) the amendment and restatement of the Original Rights Agreement.

“Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Stock Purchase Agreement” shall mean the Preferred Stock Purchase Agreement dated January 22, 2009 by and among the Corporation and the Investors.

“Subsidiary” of any Person shall mean any corporation or other entity of which an amount of voting securities sufficient to elect a majority of the directors or Persons having similar authority of such corporation or other entity is beneficially owned, directly or indirectly, by such Person, or any corporation or other entity otherwise controlled by such Person.

“Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Summary of Rights” shall mean a summary of this Agreement substantially in the form attached hereto as Exhibit C.

“Total Exercise Price” shall have the meaning set forth in Section 4(a) hereof.

“Trading Day” shall mean a day on which the principal national securities exchange on which a referenced security is listed or admitted to trading is open for the transaction of business or, if a referenced security is not listed or admitted to trading on any national securities exchange, a Business Day.

A “Triggering Event” shall be deemed to have occurred upon any Person becoming an Acquiring Person.

“Washington Family” shall mean, collectively, Dennis R. Washington, Kyle R. Washington and Kevin L. Washington, any spouse, father, mother, brother, sister, lineal descendant of spouse or lineal descendant of Dennis R. Washington, Kyle R. Washington and Kevin L. Washington, and each of such Person’s respective controlled affiliates, estate planning vehicles, trusts and related entities; provided, that this foregoing definition is solely for purposes of this Agreement and is not meant as an acknowledgement that any member of the Washington Family is the Beneficial Owner of securities of another member of the Washington Family.

2. Appointment of Rights Agent. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the shares of Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

3. Issuance of Rights Certificates.

(a) Until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Sections 3(b) and 3(c) hereof) by the certificates for shares of Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Rights Certificates) and not by separate Rights Certificates and (ii) the right to receive Rights Certificates will be transferable only in connection with the transfer of shares of Common Shares. Until the earlier of the Distribution Date or the Expiration Date, the surrender for transfer of certificates for shares of Common Shares shall also constitute the surrender for transfer of the Rights associated with the shares of Common Shares represented thereby. As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of shares of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Corporation, a Rights Certificate evidencing one Right for each share of Common Shares so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Shares has been made pursuant to Section 11 hereof, then at the time of distribution of the Rights Certificates, the Corporation shall make any necessary and appropriate rounding adjustments so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of the Distribution Date, the Rights will be evidenced solely by such Rights Certificates and may be transferred by the transfer of the Rights Certificates as permitted hereby, separately and apart from any transfer of shares of Common Shares, and the holders of such Rights Certificates as listed in the records of the Corporation or any transfer agent or registrar for the Rights shall be the record holders thereof.

(b) On the Record Date or as soon as practicable thereafter, the Corporation sent a copy of a Summary of Rights by first-class, postage-prepaid mail, to each record holder of shares of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Corporation’s transfer agent and registrar. Such Summary of Rights has been updated as of the date of this Agreement in substantially the form attached hereto as Exhibit C. With respect to certificates for shares of Common Shares outstanding as of the Record Date or subsequently issued by the Company, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with the Summary of Rights (as updated as of the date of this Agreement, if applicable). Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate for shares of Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the shares of Common Shares represented thereby.

(c) Unless the Board of Directors by resolution adopted at or before the time of the issuance of any shares of Common Shares specifies to the contrary, Rights shall be issued in respect of all shares of Common Shares that are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or, in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates representing such shares of Common Shares shall also be deemed to be certificates for Rights, and shall bear a legend in substantially the following form:

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN AN AMENDED AND RESTATED SHAREHOLDER RIGHTS AGREEMENT BETWEEN SEASPAN CORPORATION AND AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS THE RIGHTS AGENT, DATED AS OF APRIL 19, 2011, (THE “RIGHTS AGREEMENT”), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF SEASPAN CORPORATION. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. SEASPAN CORPORATION WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

With respect to such certificates containing the foregoing or a similar legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the shares of Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the shares of Common Shares represented thereby.

(d) In the event that the Corporation purchases or acquires any shares of Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Shares shall be deemed canceled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the shares of Common Shares which are no longer outstanding.

4. Form of Rights Certificates.

(a) The Rights Certificates (and the forms of election to purchase shares of Common Shares and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or a national market system, on which the Rights may from time to time be listed or included, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date (or in the case of Rights issued with respect to shares of Common Shares issued by the Corporation after the Record Date, as of the date of issuance of such shares of Common Shares) and on their face shall entitle the holders thereof to purchase such number of one-thousandths of a Preferred Share as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a Preferred Share being hereinafter referred to as the “Exercise Price” and the aggregate Exercise Price of all Preferred Shares issuable upon exercise of one Right being hereinafter referred to as the “Total Exercise Price”), but the number and type of securities purchasable upon the exercise of each Right and the Exercise Price shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, the shares of Common Shares associated with such Rights or the Company or (B) a transfer (whether or not for consideration) which the Corporation’s Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect of avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.

The failure to print the foregoing legend on any such Rights Certificate or any defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e) of this Agreement.

5. Countersignature and Registration.

(a) The Rights Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer, its President or any Vice President, either manually or by facsimile signature, and by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature or other electronic or digital means, and shall have affixed thereto the Corporation’s seal (if any) or a facsimile thereof. The Rights Certificates shall be countersigned, either manually or by facsimile signature or other electronic or digital means, by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any of the Rights Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the person who signed such Rights Certificates on behalf of the Corporation had not ceased to be such officer of the Corporation; and any Rights Certificate may be signed on behalf of the Corporation by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Corporation to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purposes, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of Sections 4(b), 7(e), 14 and 24 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one-thousandths of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 4(b), 7(e), 14 and 24 hereof, countersign and deliver to the person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Corporation may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

(b) Upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Corporation’s request, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Corporation will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

7. Exercise of Rights; Exercise Price; Expiration Date of Rights.

(a) Subject to Sections 7(e), 23(b) and 24(b) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Close of Business on the Expiration Date by surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Exercise Price for each one-thousandth of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets as the case may be) as to which the Rights are exercised.

(b) The Exercise Price for each one-thousandth of a Preferred Share issuable pursuant to the exercise of a Right shall initially be twenty-five Dollars ($25), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for the number of one-thousandths of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9(e) hereof, the Rights Agent shall, subject to Sections 14(b) and 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for the Preferred Shares) a certificate or certificates for the number of one-thousandths of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets as the case may be) to be purchased and the Corporation hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Corporation shall have elected to deposit the total number of one-thousandths of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets as the case may be) issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one-thousandths of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets as the case may be) as are to be purchased (in which case certificates for the Preferred Shares (or, following a Triggering Event, other securities, cash or other assets as the case may be) represented by such receipts shall be deposited by the transfer agent with the depositary agent)

and the Corporation hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Rights Certificate. The payment of the Exercise Price (as such amount may be reduced (including to zero) pursuant to Section 11(a)(iii) hereof) and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9(e) hereof, may be made in cash or by certified bank check, cashier’s check or bank draft payable to the order of the Corporation. In the event that the Corporation is obligated to issue securities of the Corporation other than Preferred Shares, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Corporation will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his or her duly authorized assigns, subject to the provisions of Section 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Triggering Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such (a “Post-Event Transferee”), (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, the shares of Common Shares of the Corporation associated with such Rights or the Company, or (B) a transfer which the Corporation’s Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e) (a “Pre-Event Transferee”) or (iv) any subsequent transferee receiving transferred Rights from a Post-Event Transferee or a Pre-Event Transferee, either directly or through one or more intermediate transferees, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Corporation shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or to any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of such Acquiring Person’s Affiliates, Associates or transferees hereunder.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall, in addition to having complied with the requirements of Sections 7(a) and 9(e), have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation shall reasonably request.

8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

9. Reservation and Availability of Preferred Shares.

(a) The Corporation covenants and agrees that it will use its best efforts to cause to be reserved and kept available out of its authorized and unissued Preferred Shares not reserved for another purpose (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Shares and/or other securities), the number of Preferred Shares (and, following the occurrence of the Triggering Event, Common Shares and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

(b) If the Corporation shall hereafter list any of its Preferred Shares on a national securities exchange, then so long as the Preferred Shares (and, following the occurrence of a Triggering Event, shares of Common Shares and/or other securities) issuable and deliverable upon exercise of the Rights may be listed on such exchange, the Corporation shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c) The Corporation shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Triggering Event in which the consideration to be delivered by the Corporation upon exercise of the Rights is described in Section 11(a)(ii) or Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the date of expiration of the Rights. The

Corporation may temporarily suspend, for a period not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Corporation shall issue a public announcement and notify the Rights Agent that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and notification to the Rights Agent at such time as the suspension is no longer in effect. The Corporation will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained, or an exemption therefrom shall be available or until a registration statement has been declared effective.

(d) The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (or other securities of the Corporation) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

(e) The Corporation further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any Preferred Shares (or other securities of the Corporation) upon the exercise of Rights. The Corporation shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares (or other securities of the Corporation) in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares (or other securities of the Corporation) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Corporation’s satisfaction that no such tax is due.

10. Record Date. Each Person in whose name any certificate for a number of one-thousandths of a Preferred Share (or other securities of the Corporation) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of Preferred Shares (or other securities of the Corporation) represented thereon, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Total Exercise Price with respect to which the Rights have been exercised (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Corporation are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a holder of Preferred Shares (or other securities of the Corporation) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided herein.

11. Adjustment of Exercise Price, Number of Shares or Number of Rights. The Exercise Price, the number and kind of shares or other property covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) Notwithstanding anything in this Agreement to the contrary, in the event the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares (by reverse stock split or otherwise) into a smaller number of Preferred Shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such event, except as otherwise provided in this Section 11 and Section 7(e) hereof: (1) the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted so that the Exercise Price thereafter shall equal the result obtained by dividing the Exercise Price in effect immediately prior to such time by a fraction (the “Adjustment Fraction”), the numerator of which shall be the total number of Preferred Shares (or shares of capital stock issued in such reclassification of the Preferred Shares) outstanding immediately following such time and the denominator of which shall be the total number of Preferred Shares outstanding immediately prior to such time; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of such Right; and (2) the number of one-thousandths of a Preferred Share (or share of such other capital stock) issuable upon the exercise of each Right shall equal the number of one-thousandths of a Preferred Share (or share of such other capital stock) as was issuable upon exercise of a Right immediately prior to the occurrence of the event described in clauses (A)-(D) of this Section 11(a)(i), multiplied by the Adjustment Fraction; provided, however, that, no such adjustment shall be made pursuant to this Section 11(a)(i) to the extent that there shall have simultaneously occurred an event described in clause (A), (B), (C) or (D) of Section 11(n) with a proportionate adjustment being made thereunder. Each share of Common Shares that shall become outstanding after an adjustment has been made pursuant to this Section 11(a)(i) shall have associated with it the number of Rights, exercisable at the Exercise Price and for the number of one-thousandths of a Preferred Share (or shares of such other capital stock) as one share of Common Shares has associated with it immediately following the adjustment made pursuant to this Section 11(a)(i).

(ii) Subject to Section 24 of this Agreement, in the event a Triggering Event shall have occurred, then promptly following such Triggering Event each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive for each Right, upon exercise thereof in accordance with the terms of this Agreement and payment of the Exercise Price in effect immediately prior to the occurrence of the Triggering Event, in lieu of a number of one-thousandths of a Preferred Share, such number of shares of Common Shares of the Corporation as shall equal the result obtained by multiplying the Exercise Price in effect immediately prior to the occurrence of the Triggering Event by the number of one-thousandths of a Preferred Share for which a Right was exercisable (or would have been exercisable if the Distribution Date had occurred) immediately prior to the first occurrence of a Triggering Event, and dividing that product by 50% of the Current Per Share Market Price for shares of Common Shares on the date of occurrence of the Triggering Event; provided, however, that the Exercise Price and the number of shares of Common Shares of the Corporation so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(e) hereof to reflect any events occurring in respect of the shares of Common Shares of the Corporation after the occurrence of the Triggering Event.

(iii) In lieu of issuing shares of Common Shares in accordance with Section 11(a)(ii) hereof, the Corporation may, if the Corporation’s Board of Directors determines that such action is necessary or appropriate and not contrary to the interest of holders of Rights and, in the event that the number of shares of Common Shares which are authorized by the Corporation’s Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights, or if any necessary regulatory approval for such issuance has not been obtained by the Corporation, the Corporation shall: (A) determine the excess of (1) the value of the shares of Common Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Exercise Price (such excess, the “Spread”) and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for such shares of Common Shares, upon exercise of the Rights, (1) cash, (2) a reduction in the Exercise Price, (3) other equity securities of the Corporation (including, without limitation, shares or units of shares of any series of preferred stock which the Corporation’s Board of Directors has deemed to have the same value as Common Shares (such shares or units of shares of preferred stock are herein called “Common Shares Equivalents”)), except to the extent that the Corporation has not obtained any necessary shareholder or regulatory approval for such issuance, (4) debt securities of the Corporation, except to the extent that the Corporation has not obtained any necessary shareholder or regulatory approval for such issuance, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Corporation’s Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Corporation’s Board of Directors; provided, however, if the Corporation shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Triggering Event and (y) the date on which the Corporation’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Corporation shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, Common Shares (to the extent available), except to the extent that the Corporation has not obtained any necessary shareholder or regulatory approval for such issuance, and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Corporation’s Board of Directors shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights or that any necessary regulatory approval for such issuance will be obtained, the thirty (30)

day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Corporation may seek shareholder approval for the authorization of such additional shares or take action to obtain such regulatory approval (such period, as it may be extended, the “Substitution Period”). To the extent that the Corporation determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Corporation (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares, to take any action to obtain any required regulatory approval and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the Current Per Share Market Price of the Common Shares on the Section 11(a)(ii) Trigger Date and the value of any Common Shares Equivalent shall be deemed to have the same value as the Common Shares on such date.

(b) In case the Corporation shall, at any time after the date of this Agreement, fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling such holders (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Preferred Shares or Equivalent Shares or securities convertible into Preferred Shares or Equivalent Shares at a price per share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Shares) less than the then Current Per Share Market Price of the Preferred Shares or Equivalent Shares on such record date, then, in each such case, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares and Equivalent Shares (if any) outstanding on such record date, plus the number of Preferred Shares or Equivalent Shares, as the case may be, which the aggregate offering price of the total number of Preferred Shares or Equivalent Shares, as the case may be, to be offered or issued (and/or the aggregate initial conversion price of the convertible securities to be offered or issued) would purchase at such Current Per Share Market Price, and the denominator of which shall be the number of Preferred Shares and Equivalent Shares (if any) outstanding on such record date, plus the number of additional Preferred Shares or Equivalent Shares, as the case may be, to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Corporation’s Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares and Equivalent Shares owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(c) In case the Corporation shall, at any time after the date of this Agreement, fix a record date for the making of a distribution to all holders of the Preferred Shares or of any class or series of Equivalent Shares (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend, if any, or a dividend payable in Preferred Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), then, in each such case, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Per Share Market Price of a Preferred Share or an Equivalent Share on such record date, less the fair market value per Preferred Share or Equivalent Share (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Preferred Share or Equivalent Share, as the case may be, and the denominator of which shall be such Current Per Share Market Price of a Preferred Share or Equivalent Share on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

(d) Notwithstanding anything to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Shares or other share or one hundred-thousandth of a Preferred Share, as the case may be, or to such other figure as the Board of Directors may deem appropriate. Notwithstanding the first sentence of this Section 11(d), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

(e) If as a result of an adjustment made pursuant to Section 11(a) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and, if required, the Exercise Price thereof, shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a), 11(b), 11(c), 11(d), 11(g), 11(h), 11(i), 11(j), 11(k) and 11(l), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

(f) All Rights originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of one-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(g) Unless the Corporation shall have exercised its election as provided in Section 11(h), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Preferred Shares (calculated to the nearest one hundred-thousandth of a share) obtained by (i) multiplying (x) the number of Preferred Shares covered by a Right immediately prior to this adjustment, by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price, and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

(h) The Corporation may elect on or after the date of any adjustment of the Exercise Price as a result of the calculations made in Section 11(b) or (c) to adjust the number of Rights, in substitution for any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one hundred-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Corporation, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(i) Irrespective of any adjustment or change in the Exercise Price or the number of Preferred Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per one one-thousandth of a Preferred Share and the number of one-thousandths of a Preferred Share which were expressed in the initial Rights Certificates issued hereunder.

(j) Before taking any action that would cause an adjustment reducing the Exercise Price below the par or stated value, if any, of the number of one-thousandths of a Preferred Share issuable upon exercise of the Rights, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and nonassessable shares such number of one-thousandths of a Preferred Share at such adjusted Exercise Price.

(k) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the number of one-thousandths of a Preferred Share and other capital stock or securities of the Corporation, if any, issuable upon such exercise over and above the number of one-thousandths of a Preferred Share and other capital stock or securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(l) Notwithstanding anything in this Section 11 to the contrary, prior to the Distribution Date, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares or Common Shares, (ii) issuance wholly for cash of any Preferred Shares or Common Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or Common Shares or securities which by their terms are convertible into or exchangeable for Preferred or Common Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Corporation to holders of its Preferred Shares or Common Shares shall not be taxable to such shareholders.

(m) The Corporation covenants and agrees that, after the Distribution Date, it will not, except as permitted by Sections 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(n) In the event the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in shares of Common Shares, (B) subdivide the outstanding shares of Common Shares, (C) combine the outstanding Common Shares (by reverse stock split or otherwise) into a smaller number of shares of Common Shares, or (D) issue any shares of its capital stock in a reclassification of the shares of Common Shares (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such event, except as otherwise provided in this Section 11(a) and Section 7(e) hereof: (1) each share of Common Shares (or shares of capital stock issued in such reclassification of the Common Shares) outstanding immediately following such time shall have associated with it the number of Rights as were associated with one share of Common Shares immediately prior to the occurrence of the event described in clauses (A)-(D) above; (2) the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted so that the Exercise Price thereafter shall equal the result obtained by multiplying the Exercise Price in effect immediately prior to such time by a fraction, the numerator of which shall be the total number of shares of Common Shares outstanding immediately prior to the event described in clauses (A)-(D) above, and the denominator of which shall be the total number of shares of Common Shares outstanding immediately after such event; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of such Right; and (3) the number of one-thousandths of a Preferred Share (or shares of such other capital stock) issuable upon the exercise of each Right outstanding after such event shall equal the number of one- thousandths of a Preferred Share (or shares of such other capital stock) as were issuable with respect to one Right immediately prior to such event. Each share of Common Shares that shall become outstanding after an adjustment has been made pursuant to this Section 11(n) shall have associated with it the number of Rights, exercisable at the Exercise Price and for the number of one-thousandths of a Preferred Share (or shares of such other capital stock) as one share of Common Shares has associated with it immediately following the adjustment made pursuant to this Section 11(n). If an event occurs which would require an adjustment under both this Section 11(n) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(n) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

12. Certificate of Adjusted Exercise Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Corporation shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26 hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) In the event that, following a Triggering Event, directly or indirectly:

(i) the Corporation shall consolidate with, or merge with and into, any other Person (other than a wholly-owned Subsidiary of the Corporation in a transaction the principal purpose of which is to change the state of incorporation of the Corporation and which complies with Section 11(m) hereof);

(ii) any Person shall consolidate with the Corporation, or merge with and into the Corporation and the Corporation shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such merger, all or part of the shares of Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Corporation) or cash or any other property; or

(iii) the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation or one or more of its wholly owned Subsidiaries in one or more transactions, each of which individually (and together) complies with Section 11(m) hereof), then, concurrent with and in each such case:

(A) each holder of a Right (except as provided in Section 7(e) hereof) shall thereafter have the right to receive, upon the exercise thereof, at a price equal to the Total Exercise Price applicable immediately prior to the occurrence of the Section 13 Event in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Shares of the Principal Party (as hereinafter defined), free of any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by dividing such Total Exercise Price by 50% of the Current Per Share Market Price of the shares of Common Shares of such Principal Party on the date of consummation of such Section 13 Event, provided, however, that the Exercise Price and the number of shares of Common Shares of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(e) hereof;

(B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Corporation pursuant to this Agreement;

(C) the term “Corporation” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

(D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Shares thereafter deliverable upon the exercise of the Rights; and

(E) upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Total Exercise Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the shares of Common Shares of the Principal Party receivable upon the exercise of such Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

(F) For purposes hereof, the “earning power” of the Corporation and its Subsidiaries shall be determined in good faith by the Corporation’s Board of Directors on the basis of the operating earnings of each business operated by the Corporation and its Subsidiaries during the three fiscal years preceding the date of such determination (or, in the case of any business not operated by the Corporation or any Subsidiary during three full fiscal years preceding such date, during the period such business was operated by the Corporation or any Subsidiary).

(b) For purposes of this Agreement, the term “Principal Party” shall mean:

(i) in the case of any transaction described in clause (i) or (ii) of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which the shares of Common Shares are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the shares of Common Shares of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Shares of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Corporation if it survives) or (z) the Person resulting from the consolidation; and

(ii) in the case of any transaction described in clause (iii) of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if more than one Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred and each such portion would, were it not for the other equal portions, constitute the greatest portion of the assets or earning power so transferred, or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of shares of Common Shares having the greatest aggregate market value of shares outstanding; provided, however, that in any such case described in the foregoing clause (b)(i) or (b)(ii), if the shares of Common Shares of such Person are not at such time or have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the shares of Common Shares of which are and have been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of which are and have been so registered, the term “Principal Party” shall refer to whichever of such

Persons is the issuer of shares of Common Shares having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(c) The Corporation shall not, at any time after the Distribution Date, consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that such Principal Party shall, upon consummation of such Section 13 Event, assume this Agreement in accordance with Sections 13(a) and 13(b) hereof, that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Shares of such Principal Party upon exercise of outstanding Rights have been waived, that there are no rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights and that such transaction shall not result in a default by such Principal Party under this Agreement, and further providing that, as soon as practicable after the date of such Section 13 Event, such Principal Party will:

(i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and similarly comply with applicable state securities laws;

(ii) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange in the United States or to meet the eligibility requirements for quotation on Nasdaq and list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on Nasdaq; and

(iii) deliver to holders of the Rights historical consolidated financial statements for such Principal Party which comply in all respects with the requirements for registration on Form S-1 or F-1 (or any successor form), as applicable, under the Exchange Act.

In the event that at any time after the occurrence of a Triggering Event some or all of the Rights shall not have been exercised at the time of a transaction described in this Section 13, the Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in Section 13(a) (without taking into account any prior adjustment required by Section 11(a)(ii)).

(d) In case the “Principal Party” for purposes of Section 13(b) hereof has provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to Section 13 hereof), in connection with, or as a consequence of, the consummation of a Section 13 Event, shares of Common Shares or Equivalent Shares of such Principal Party at less than the then Current Per Share Market Price thereof or securities exercisable for, or convertible into, shares of Common Shares or Equivalent Shares of such Principal Party at less than such then Current Per Share Market Price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the shares of Common Shares of such Principal Party pursuant to the provisions of Section 13 hereof, then, in such event, the Corporation hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with or as a consequence of, the consummation of the proposed transaction.

(e) The Corporation covenants and agrees that it shall not, at any time after the Distribution Date, effect or permit to occur any Section 13 Event, if (i) at the time or immediately after such Section 13 Event there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such Section 13 Event, the shareholders (or comparable owners) of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

(f) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

14. Fractional Rights and Fractional Shares.

(a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable, as determined pursuant to this Agreement.

(b) The Corporation shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a

Preferred Share). Interests in fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Corporation, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Corporation shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be one thousand times the closing price of a share of Common Shares (as determined pursuant to the terms hereof) for the Trading Day immediately prior to the date of such exercise.

(c) The Corporation shall not be required to issue fractions of shares of Common Shares or to distribute certificates which evidence fractional shares of Common Shares upon the exercise or exchange of Rights. In lieu of such fractional shares of Common Shares, the Corporation shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Common Shares. For purposes of this Section 14(c), the current market value of a share of Common Shares shall be the closing price of a share of Common Shares (as determined pursuant to the terms hereof) for the Trading Day immediately prior to the date of such exercise.

(d) The holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share) upon exercise of a Right.

15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the shares of Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the shares of Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the shares of Common Shares), may, in his or her own behalf and for his or her own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, his or her right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

16. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the shares of Common Shares;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c) subject to Sections 6(a) and 7(f) hereof, the Corporation and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Shares certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent will have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, or ruling issued by a court of competent jurisdiction or by a governmental, regulatory, or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

17. Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose to be the holder of the Preferred Shares or any other securities of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

18. The Rights Agent.

(a) The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. In no event will the Rights

Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever, even if the Rights Agent has been advised of the possibility of such loss or damage.

(b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Rights Certificate or certificate for the Preferred Shares or shares of Common Shares or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement. In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the written advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such written advice or opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Per Share Market Price) be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Corporation and any other Person only for its own negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of a certificate furnished pursuant to Section 12 describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Corporation actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Corporation.

21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon no less than thirty (30) days’ written notice mailed to the Corporation and to each transfer agent of the Preferred Shares and the Common Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Corporation may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ written notice, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Shares and the Common Shares by registered or certified mail, and to the holders of the Rights Certificates by any means reasonably determined by the Corporation to inform such holders of such removal (including, without limitation, by including such information in one or more of the Corporation’s reports to shareholder or reports or filings with the U.S. Securities and Exchange Commission). If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the

Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after receiving written notice of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his or her Rights Certificate for inspection by the Corporation), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or shareholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Shares and the Common Shares, and mail a written notice thereof to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Corporation (a) shall, with respect to shares of Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement or upon the exercise, conversion or exchange of other securities of the Corporation outstanding at the date hereof or upon the exercise, conversion or exchange of securities hereinafter issued by the Corporation and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Corporation, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued and this sentence shall be null and void ab initio if, and to the extent that, such issuance or this sentence would create a significant risk of or result in material adverse tax consequences to the Corporation or the Person to whom such Rights Certificate would be issued or would create a significant risk of or result in such options’ or employee plans’ or arrangements’ failing to qualify for otherwise available special tax treatment and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

23. Redemption.

(a) The Corporation may, at its option and with the approval of the Board of Directors, at any time prior to the Close of Business on the earlier of (i) the Shares Acquisition Date and (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being herein referred to as the “Redemption Price”) and the Corporation may, at its option, pay the Redemption Price either in shares of Common Shares (based on the Current Per Share Market Price thereof at the time of redemption) or cash. Such redemption of the Rights by the Corporation may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The date on which the Board of Directors elects to make the redemption effective shall be referred to as the “Redemption Date”.

(b) Immediately upon the action of the Board of Directors of the Corporation ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Corporation shall promptly give public notice of any such redemption; provided, however, that the failure to give or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after the action of the Board of Directors ordering the redemption of the Rights, the Corporation shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Corporation nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof or in connection with the purchase of shares of Common Shares prior to the Distribution Date.

24. Exchange.

(a) Subject to applicable laws, rules and regulations, and subject to subsection 24(c) below, the Corporation may, at its option, by action of the Board of Directors, at any time after the occurrence of a Triggering Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Shares at an exchange ratio of one share of Common Shares per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

(b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection 24(a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c) In the event that there shall not be sufficient shares of Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with Section 24(a), the Corporation shall either take such action as may be necessary to authorize additional shares of Common Shares for issuance upon exchange of the Rights or alternatively, at the option of a majority of the Board of Directors, with respect to each Right (i) pay cash in an amount equal to the Current Value (as hereinafter defined), in lieu of issuing shares of Common Shares in exchange therefor, or (ii) issue debt or equity securities or a combination thereof, having a value equal to the Current Value, in lieu of issuing shares of Common Shares in exchange for each such Right, where the value of such securities shall be determined by a nationally recognized investment banking firm selected by majority vote of the Board of Directors, or (iii) deliver any combination of cash, property, shares of Common Shares and/or other securities having a value equal to the Current Value in exchange for each Right. For purposes of this Section 24(c) only, the Current Value shall mean the product of the Current Per Share Market Price of shares of Common Shares on the date of the occurrence of the event described above in subparagraph (a), multiplied by the number of shares of Common Shares for which the Right otherwise would be exchangeable if there were sufficient shares available. To the extent that the Corporation determines that some action need be taken pursuant to clauses (i), (ii) or (iii) of this Section 24(c), the Board of Directors may temporarily suspend the exercisability of the Rights for a period of up to sixty (60) days following the date on which the event described in Section 24(a) shall have occurred, in order to seek any authorization of additional shares of Common Shares and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof. In the event of any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

(d) The Corporation shall not be required to issue fractions of shares of Common Shares or to distribute certificates which evidence fractional shares of Common Shares. In lieu of such fractional shares of Common Shares, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Shares would otherwise be issuable, an amount in cash equal to the same fraction of the closing price of a whole share of Common Shares on the Trading Day immediately prior to the date of exchange pursuant to this Section 24 (as determined pursuant to the terms hereof).

(e) The Corporation may, at its option, by majority vote of the Board of Directors, at any time before any Person has become an Acquiring Person, exchange all or part of the then outstanding Rights for rights of substantially equivalent value, as determined reasonably and with good faith by the Board of Directors, based upon the advice of one or more nationally recognized investment banking firms.

(f) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection 24(e) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of rights in exchange therefor as has been determined by the Board of Directors in accordance with subsection 24(e) above. The Corporation shall give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the transfer agent for the shares of Common Shares of the Corporation. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Rights will be effected.

25. Notice of Certain Events.

(a) In case the Corporation shall propose, at any time after the Distribution Date, to effect or permit to occur any Triggering Event or Section 13 Event, the Corporation shall give notice thereof to each holder of Rights in accordance with Section 26 hereof at least twenty (20) days prior to occurrence of such Triggering Event or such Section 13 Event.

(b) In case any Triggering Event or Section 13 Event shall occur, then, in any such case, the Corporation shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Sections 11(a)(ii) and 13 hereof.

26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Seaspan Corporation

Attn: Gerry Wang

Unit 2 – 7th Floor, Bupa Centre

141 Connaught Road West

Hong Kong

China

with a copy to:

Perkins Coie LLP

1120 N.W. Couch Street, Tenth Floor

Portland, Oregon 97209-4128

Attention: David Matheson

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, or by nationally-recognized overnight courier addressed (until another address is filed in writing with the Corporation) as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, or by nationally-recognized overnight courier addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

27. Supplements and Amendments. Prior to the occurrence of a Distribution Date, the Corporation may supplement or amend this Agreement in any respect without the approval of any holders of Rights and the Rights Agent shall, if the Corporation so directs, execute such supplement or amendment. From and after the occurrence of a Distribution Date, the Corporation and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner that the Corporation may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, from and after the occurrence of a Distribution Date this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Corporation that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of shares of Common Shares.

28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) (or any successor rule) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Corporation shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights Certificates and all other parties and (y) not subject the Board to any liability to the holders of the Rights or any other Person.

30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the shares of Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the shares of Common Shares).

31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Corporation determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors.

32. Governing Law. This Agreement and each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of New York and for all purposes shall be governed by and construed in accordance with the laws of such jurisdiction applicable to contracts to be made and performed entirely within such jurisdiction.

33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholder Rights Agreement as of the date first written above.

SEASPAN CORPORATION

By:	/s/ Gerry Wang
	Name:	Gerry Wang
	Title:	Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Paula Caroppoli
	Name:	Paula Caroppoli
	Title:	Senior Vice President

EXHIBIT A

STATEMENT OF DESIGNATIONS OF RIGHTS, PREFERENCES AND PRIVILEGES OF SERIES R PARTICIPATING PREFERRED STOCK OF SEASPAN CORPORATION

The undersigned, Mr. Gerry Wang and Mr. Sai Chu do hereby certify:

1. That they are the duly elected and acting Chief Executive Officer and Secretary, respectively, of Seaspan Corporation, a Marshall Islands corporation (the “Corporation”).

2. That pursuant to the authority conferred by the Corporation’s Amended and Restated Articles of Incorporation, the Corporation’s Board of Directors as of April 4, 2011 adopted the following resolution designating and prescribing the relative rights, preferences and limitations of the Corporation’s Series R Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors (the “Board”) of the Corporation by the Articles of Incorporation, the Board does hereby establish a series of preferred stock, par value $0.01 per share, and the designation and certain powers, preferences and other special rights of the shares of such series, and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series R Participating Preferred Stock.” The Series R Participating Preferred Stock shall have a par value of $0.01 per share, and the number of shares constituting such series shall initially be 1,000,000, which number the Board may from time to time increase or decrease (but not below the number then outstanding).

Section 2. Proportional Adjustment. In the event the Corporation shall at any time after the issuance of any share or shares of Series R Participating Preferred Stock (i) declare any dividend on the common shares of the Corporation par value $0.01 per share (the “Common Shares”) payable in shares of Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series R Participating Preferred Stock.

Section 3. Dividends and Distributions.

(a) Subject to the prior and superior right of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series R Participating Preferred Stock with respect to dividends, the holders of shares of Series R Participating Preferred Stock shall be entitled to receive when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series R Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Shares or a subdivision of the outstanding shares of Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series R Participating Preferred Stock.

(b) The Corporation shall declare a dividend or distribution on the Series R Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in shares of Common Shares).

(c) Dividends shall begin to accrue on outstanding shares of Series R Participating Preferred Stock from the Quarterly Dividend Payment Date immediately preceding the date of issue of such shares of Series R Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series R Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series R Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series R Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 4. Voting Rights. The holders of shares of Series R Participating Preferred Stock shall have the following voting rights:

(a) Each share of Series R Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation.

(b) Except as otherwise provided herein or by law, the holders of shares of Series R Participating Preferred Stock and the holders of shares of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(c) Except as required by law, holders of Series R Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

Section 5. Certain Restrictions.

(a) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Shares after the first issuance of a share or fraction of a share of Series R Participating Preferred Stock unless concurrently therewith it shall declare a dividend on the Series R Participating Preferred Stock as required by Section 3 hereof.

(b) Whenever quarterly dividends or other dividends or distributions payable on the Series R Participating Preferred Stock as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series R Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series R Participating Preferred Stock; (ii) declare or pay dividends on, make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series R Participating Preferred Stock, except dividends paid ratably on the Series R Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series R Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series R Participating Preferred Stock; (iv) purchase or otherwise acquire for consideration any shares of Series R Participating Preferred Stock, or any shares of stock ranking on a parity with the Series R Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(c) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

Section 6. Reacquired Shares. Any shares of Series R Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein and, in the Articles of Incorporation, as then amended.

Section 7. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series R Participating Preferred Stock shall be entitled to receive an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Shares plus an amount equal to any accrued and unpaid dividends on such shares of Series R Participating Preferred Stock.

Section 8. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series R Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Shares is changed or exchanged.

Section 9. No Redemption. The shares of Series R Participating Preferred Stock shall not be redeemable.

Section 10. Ranking. The Series R Participating Preferred Stock shall rank junior to all other series of the Corporation’s preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 11. Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series R Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series R Participating Preferred Stock, voting separately as a class.

Section 12. Fractional Shares. Series R Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series R Participating Preferred Stock.

RESOLVED FURTHER, that the President or any Vice President and the Secretary or any Assistant Secretary of this Corporation be, and they hereby are, authorized and directed to prepare and file a Statement of Designation of Rights, Preferences and Privileges in accordance with the foregoing resolution and the provisions of Marshall Islands law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.

[Remainder of Page Intentionally Left Blank]

We further declare under penalty of perjury that the matters set forth in the foregoing Statement of Designation are true and correct of our own knowledge.

Executed on                 , 2011.

Gerry Wang, Chief Executive Officer

Sai Chu, Chief Financial Officer and Secretary

EXHIBIT B

[FORM OF RIGHTS CERTIFICATE]

Certificate No. R-	Rights

Not exercisable after August 8, 2015 or earlier if redemption or exchange occurs. The Rights are subject to redemption at the option of the Company, at $0.01 per Right, and to exchange on the terms set forth in the Rights Agreement.

Under certain circumstances, Rights Beneficially Owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights may become null and void. [The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person. Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in the Rights Agreement.]

RIGHTS CERTIFICATE

SEASPAN CORPORATION

This certificate certifies that                                , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of April 19, 2011, as amended from time to time (the “Rights Agreement”), between Seaspan Corporation, a Marshall Island corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), unless the Rights evidenced hereby have been previously redeemed by the Company, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and before 5:00 p.m., New York, New York time, on August 8, 2015 at the office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth (1/1000) of a fully paid, nonassessable share of Series R Participating Preferred Stock, $0.01 par value (the “Preferred Shares”), of the Company, at a purchase price of $25.00 per one one-thousandth (1/1000) of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one-thousandths (1/1000s) of a Preferred Share that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, were the number and Purchase Price as of August 12, 2005, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths (1/1000s) of a Preferred Share that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

This Rights Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the

Rights Agent, the Company and the holders of Rights, which limitations include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (a) may be redeemed by the Company at a redemption price (in cash or shares of the Company’s common stock or other securities of the Company deemed by the Company’s Board of Directors to be at least equivalent in value) of $0.01 per Right (subject to adjustment, as provided in the Rights Agreement) or (b) may be exchanged in whole or in part for shares of the Company’s common stock or other consideration as determined by the Company.

The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certificates that evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandth (1/1000) of a share or any integral multiple thereof or to issue certificates or utilize a depository arrangement as provided in the terms of the Rights Agreement and the Preferred Shares.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscriptions rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                     , 20  .

SEASPAN CORPORATION

By:
Name:
Title:

COUNTERSIGNED:

AMERICAN STOCK TRANSFER &
TRUST COMPANY, LLC
as Rights Agent

By:
Name:
Title:

—Form of Reverse Side of Rights Certificate—

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED,	hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      as attorney-in-fact, to transfer this Rights Certificate on the books of the within-named Company, with full power of substitution.

The undersigned hereby certifies that (1) the Rights evidenced by this Rights Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Rights Certificate is not being sold, assigned or transferred to or on behalf of any such Acquiring Person, Affiliate or Associate, and (3) after inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate.

Dated:

Signature:

Signature Guarantee*

*	Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Guarantees by a notary public are not acceptable.

—Form of Reverse Side of Rights Certificate—

(continued)

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Rights Certificate)

To: SEASPAN CORPORATION

The undersigned hereby irrevocably elects to exercise                      Rights represented by this Rights Certificate to purchase the number of one-thousandths (1/1000s) of a Preferred Share issuable upon the exercise of such Rights and requests that certificates for such number of one-thousandths (1/1000s) of a Preferred Share be issued in the name of:

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

The undersigned hereby certifies that (1) the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and (2) after inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated:

Signature:

Signature Guarantee*

*	Signatures most be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Guarantees by a notary public are not acceptable.

—Form of Reverse Side of Rights Certificate—

(continued)

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written on the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

EXHIBIT C

SUMMARY OF RIGHTS

Distribution and Transfer of Rights:	On August 8, 2005, Seaspan Corporation entered into a Shareholder Rights Plan (which was amended and restated as of April 19, 2011), and the company’s board of directors declared a dividend of one preferred share purchase right for each outstanding common share, $0.01 par value per share, of the company. Prior to the Distribution Date described to below, if any, the rights will be evidenced by and trade with the certificates for the common shares. After the Distribution Date, if any, the company will cause rights certificates to be delivered to the company’s shareholders and the rights will become transferable apart from the common shares.

Distribution Date:	Subject to certain exceptions, the rights will separate from the common shares and become exercisable after (1) the 10th day after the public announcement that a person or group has acquired beneficial ownership of 20% or more of the company’s common shares or (2) the 10th business day (or such later date as determined by the company’s board of directors) after a person or group announces a tender or exchange offer which could result in that person or group holding 20% or more of the company’s common shares. Aggregate beneficial ownership of 20% or more but not more than 30% of the company’s common shares (excluding any Series A Securities, as defined below) by Dennis R. Washington, the company’s largest shareholder, Kyle R. Washington, the company’s Chairman, certain of their relatives and their respective controlled affiliates, and other parties that enter into certain voting agreements with them (collectively, the “Excluded Persons”) will not cause the rights to separate from the common shares and become exercisable. As used in this Summary of Rights, the term “Series A Securities” means, collectively, (a) the Series A preferred shares of the company purchased by the Excluded Persons pursuant to the Preferred Stock Purchase Agreement dated as of January 22, 2009 among the company and the Investors party thereto, (b) all company common shares issuable to the Excluded Persons upon conversion of such Series A preferred shares and (c) any other securities acquired by the Excluded Persons pursuant to certain preemptive rights granted to the Investors in connection with their purchase of Series A preferred shares.

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Preferred Stock Purchasable
Upon Exercise of Rights:	On the Distribution Date, each holder of a right will be entitled to purchase for $25 (the “Exercise Price”) a fraction (1/1000th) of one share of a designated series of the company’s preferred stock which fraction has similar economic terms as one common share.

Flip-in:	If an acquiring person (an “Acquiring Person”) acquires more than 20% or the Excluded Persons acquire more than 30% (excluding any Series A Securities) of the company’s common shares, then each holder of a right (except that acquiring person) will be entitled to buy at the Exercise Price, a number of shares of the company’s common shares which has a market value of twice the Exercise Price.

Flip-over:	If after an Acquiring Person acquires more than 20% or the Excluded Persons acquire more than 30% (excluding any Series A Securities) of the company’s common shares, the company merges into another company (either as the surviving corporation or as the disappearing entity) or the company sells more than 50% of its assets or earning power, then each holder of a right (except for those owned by the acquirer) will be entitled to purchase at the Exercise Price, a number of common shares of the surviving entity which has a then current market value of twice the Exercise Price.

Exchange Provision:	Any time after the date an Acquiring Person obtains more than 20% or the Excluded Persons acquire more than 30% (excluding any Series A Securities) of the company’s common shares and before that Acquiring Person acquires or the Excluded Persons acquire more than 50% of the company’s outstanding common shares, the company may exchange each right owned by all other rights holders, in whole or in part, for one company common share.

Redemption of Rights:	The company can redeem the rights at any time prior to a public announcement that a person or group has acquired ownership of 20% or more, or that the Excluded Persons have acquired ownership of more than 30% (excluding any Series A Securities) or more, of the company’s common shares.

Expiration of Rights:	The rights expire on the earliest of August 8, 2015 and the exchange or redemption of the rights as described above.

Amendment of Terms of Rights:	The terms of the rights and the Shareholder Rights Plan may be amended without the consent of the rights holders at any time on or prior to the Distribution Date. After the Distribution Date, the terms of the rights and the Shareholder Rights Plan

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generally may be amended to make changes which do not adversely affect the rights of the rights holders (other than the Acquiring Person).

Voting Rights:	The rights do not have any voting rights.

Anti-dilution Provisions:	The rights have the benefit of certain customary anti-dilution protections.

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